Exhibit 99.1

PRESS RELEASE	CONTACT:
WILLIAMS-SONOMA, INC.	Sharon L. McCollam
3250 Van Ness Avenue	Executive Vice President, COO and CFO
San Francisco, CA 94109	(415) 616-8775

Stephen C. Nelson
Vice President, Investor Relations
(415) 616-8754

Meryl L. Schreibstein
Investor Relations Administration
(415) 616-8332

FOR IMMEDIATE RELEASE

Williams-Sonoma, Inc. Announces Strong Second Quarter 2011 Results and

Raises Financial Guidance for Fiscal Year 2011

Q2 2011 Revenues Grow 5.1%, GAAP Diluted EPS Increases 32% to $0.37

Non-GAAP Diluted EPS Increases to $0.37 versus $0.31 in Q2 2010

San Francisco, CA, August 23, 2011 — Williams-Sonoma, Inc. (NYSE: WSM) today announced operating results for the second quarter of fiscal 2011 ended July 31, 2011 (“Q2 11”).

Q2 11 RESULTS

Net revenues in Q2 11 increased 5.1% to $815 million versus $776 million in Q2 10. Comparable brand revenue in Q2 11 increased 6.5%.

Diluted earnings per share (“EPS”) in Q2 11 and Q2 10 on a GAAP and non-GAAP basis are reconciled in the table below:

Second Quarter Reconciliation of GAAP to Non-GAAP Diluted EPS

(See Exhibit 1 for Notes)

	Q2 11	Q2 10
GAAP Diluted EPS	$0.37	$0.28
Impact of Asset Impairment and Early Lease Termination Charges for Underperforming Retail Stores (Notes 1 and 3)	$0.00	$0.02
Impact of Accelerated Vesting Charge for CEO Retirement (Note 2)	-	$0.01
Impact of Exiting Excess Distribution Capacity (Note 4)	-	<$0.00>
Subtotal of Unusual Business Events	$0.00	$0.03
Non-GAAP Diluted EPS Excluding Unusual Business Events (Note 5)	$0.37	$0.31

During the quarter, the company repurchased 806,282 shares of its common stock, for approximately $31 million, and ended the quarter with $425 million in cash.

Laura Alber, President and Chief Executive Officer, commented, “The second quarter was another strong quarter for the company as comparable brand revenues increased 6% and non-GAAP EPS increased 19% to a second quarter record of $0.37 per share. Non-GAAP operating margin increased 80 basis points to a second quarter record of 8.0%. During the quarter, we continued to drive increased traffic and conversion in e-commerce, expand the reach of West Elm and extend our international presence. In e-commerce, net revenues increased 18%. In West Elm, comparable brand revenues increased 29%. And in international, we completed the launch of our international shipping websites across all of our brands. While all of these initiatives continue to be in their early stages of development, we believe each of them represents a long-term growth opportunity that we will continue to invest in throughout the year.”

Ms. Alber continued, “As we look forward to Q3, we believe that our innovative merchandising strategies, multi-channel marketing reach, strong value proposition, and superior customer service will allow us to continue to deliver leading results in the home furnishings category. While there is clearly more uncertainty in the economy now than in Q2, we are encouraged by the early consumer response to our core and seasonal merchandise assortments. As such, despite macro concerns, we are reiterating our third quarter non-GAAP EPS guidance in the range of $0.36 to $0.39 per share and increasing our ‘full year guidance’ for the $0.01 outperformance we delivered in Q2. This brings our fiscal year 2011 revenue growth to a range of 5% to 6% and our non-GAAP diluted EPS to a range of $2.17 to $2.22 versus $1.95 last year.”

Comparable brand revenue growth in Q2 11 increased 6.5% versus 16.5% in Q2 10 as shown in the table below. Comparable brand revenue growth includes both comparable store net revenues and total direct-to-customer net revenues. See Exhibit 2 for quarterly comparable brand revenue growth history by concept.

Second Quarter Comparable Brand Revenue Growth by Concept*

	Q2 11	Q2 10
Pottery Barn	3.6%	19.1%
Williams-Sonoma	0.7%	6.6%
Pottery Barn Kids	8.0%	24.9%
West Elm	28.6%	19.0%
PBteen	20.4%	22.0%
Total	6.5%	16.5%

*	See Exhibit 2 and the company’s 10-Q filing for the definition of comparable brand revenue growth.

Direct-to-customer (“DTC”) net revenues in Q2 11 increased 13.0% to $368 million versus $326 million in Q2 10, driven by increases across all brands. E-commerce net revenues increased 18.4% to $317 million in Q2 11 versus $267 million in Q2 10. DTC net revenues generated 45% of total company net revenues in Q2 11 versus 42% in Q2 10, representing a channel mix shift of 300 basis points.

Retail net revenues in Q2 11 decreased 0.7% to $447 million versus $450 million in Q2 10, primarily driven by a 4.6% decrease in retail leased square footage (“LSF”), including the closure of our Williams-Sonoma Home stores at the end of FY 10. Excluding the Williams-Sonoma Home stores, retail net revenues increased 0.9%, primarily driven by the West Elm brand and international franchise operations. Comparable store sales in Q2 11 increased 1.4% versus 13.6% in Q2 10.

Gross margin expressed as a percentage of net revenues in Q2 11 was 37.9% versus 37.0% in Q2 10. This 90 basis point improvement was primarily driven by the leverage of fixed occupancy expenses due to increasing net revenues, a decrease in occupancy expense dollars and higher selling margins. This improvement was partially offset by the gross margin impact of international franchise operations.

Selling, general and administrative (“SG&A”) expenses in Q2 11 were $245 million or 30.0% of net revenues versus $236 million or 30.4% in Q2 10. Excluding the less than 10 basis point impact related to unusual business events in Q2 11 and the 60 basis point net impact in Q2 10, non-GAAP SG&A expenses were $244 million or 30.0% of net revenues in Q2 11 versus $231 million or 29.8% in Q2 10 (see Notes 1 through 4 in Exhibit 1). This 20 basis point increase was primarily driven by higher employment and other general expenses, partially offset by a decrease in advertising costs and leverage from international franchise operations. The employment increase is reflective of our planned incremental investment to support our e-commerce, international and business development growth strategies. The year-over-year comparison for other general expenses is primarily impacted by a 30 basis point gain on the sale of assets in Q2 10.

Merchandise inventories at the end of Q2 11 increased 7.3% to $557 million versus $519 million at the end of Q2 10. This compares to Q2 11 revenue growth of 5.1%.

Second Quarter GAAP and Non-GAAP Segment Information*

(See Exhibit 1 for Notes)

(Dollars in thousands)

	DTC		RETAIL		UNALLOCATED						TOTAL
	Q2 11	Q2 10	Q2 11	Q2 10	Q2 11			Q2 10			Q2 11	Q2 10
Net Revenues	$368,041	$325,678	$446,709	$449,876		$-			$-		$814,750	$775,554
GAAP EBT**	83,348	68,344	38,275	34,446		<57,607	>		<51,716	>	64,016	51,074
% of Net Revenues	22.6%	21.0%	8.6%	7.7%		<7.1%	>		<6.7%	>	7.9%	6.6%
Unusual Business Events (Notes 1 through 4)	-	-	787	4,279		-			569		787	4,848
Non-GAAP EBT Excluding Unusual Business Events	$83,348	$68,344	$39,062	$38,725	$	<57,607	>	$	<51,147	>	$64,803	$55,922
% of Net Revenues	22.6%	21.0%	8.7%	8.6%		<7.1%	>		<6.6%	>	8.0%	7.2%

*	See the company’s 10-K and 10-Q filings for additional information on segment reporting.

**	Earnings/<Loss> Before Income Taxes (“EBT”).

FISCAL 2011 YEAR-TO-DATE RESULTS

Net revenues for the 26 weeks ended July 31, 2011 (“Q2 YTD 11”) increased 6.2% to $1.586 billion versus $1.493 billion for Q2 YTD 10, including year-to-date e-commerce net revenue growth of 19.5%. Comparable brand revenue for Q2 YTD 11 increased 7.7% and comparable store sales increased 4.0%.

Diluted EPS in Q2 YTD 11 and Q2 YTD 10 on a GAAP and non-GAAP basis are reconciled in the table below:

Year-to-Date Reconciliation of GAAP to Non-GAAP Diluted EPS

(See Exhibit 1 for Notes)

	Q2 YTD 11	Q2 YTD 10
GAAP Diluted EPS	$0.66	$0.46
Impact of Asset Impairment and Early Lease Termination Charges for Underperforming Retail Stores (Notes 1 and 3)	$0.01	$0.06
Impact of Accelerated Vesting Charge for CEO Retirement (Note 2)	-	$0.02
Impact of Exiting Excess Distribution Capacity (Note 4)	-	<$0.00>
Subtotal of Unusual Business Events	$0.01	$0.08
Non-GAAP Diluted EPS Excluding Unusual Business Events (Note 5)*	$0.68	$0.54

*	Due to rounding to the nearest cent, totals may not equal the sum of the line items in the table above.

Comparable brand revenue growth in Q2 YTD 11 increased 7.7% versus 17.3% in Q2 YTD 10 as shown in the table below:

Year-to-Date Comparable Brand Revenue Growth by Concept*

	Q2 YTD 11	Q2 YTD 10
Pottery Barn	5.7%	21.2%
Williams-Sonoma	1.8%	6.8%
Pottery Barn Kids	9.5%	24.6%
West Elm	29.8%	14.7%
PBteen	14.3%	21.8%
Total	7.7%	17.3%

*	See Exhibit 2 and the company’s 10-Q filing for the definition of comparable brand revenue growth.

Year-to-Date GAAP and Non-GAAP Segment Information*

(See Exhibit 1 for Notes)

(Dollars in thousands)

	DTC		RETAIL		UNALLOCATED						TOTAL
	Q2 YTD 11	Q2 YTD 10	Q2 YTD 11	Q2 YTD 10	Q2 YTD 11			Q2 YTD 10			Q2 YTD 11	Q2 YTD 10
Net Revenues	$712,162	$631,535	$873,413	$861,656		$-			$-		$1,585,575	$1,493,191
GAAP EBT**	158,262	136,955	68,754	57,026		<111,301	>		<110,574	>	115,715	83,407
% of Net Revenues	22.2%	21.7%	7.9%	6.6%		<7.0%	>		<7.4%	>	7.3%	5.6%
Unusual Business Events (Notes 1 through 4)	-	-	2,309	10,317		-			3,916		2,309	14,233
Non-GAAP EBT Excluding Unusual Business Events	$158,262	$136,955	$71,063	$67,343	$	<111,301	>	$	<106,658	>	$118,024	$97,640
% of Net Revenues	22.2%	21.7%	8.1%	7.8%		<7.0%	>		<7.1%	>	7.4%	6.5%

*	See the company’s 10-K and 10-Q filings for additional information on segment reporting.

**	Earnings/<Loss> Before Income Taxes (“EBT”).

STOCK REPURCHASE PROGRAM

During Q2 11, we repurchased and retired 806,282 shares of our common stock at a weighted average cost of $38.75 per share and a total cost of approximately $31 million. There remains an aggregate of approximately $63 million available for repurchases under the $125 million stock repurchase program authorized by our Board in January 2011.

Stock repurchases under this program may be made through open market and privately negotiated transactions at times and in such amounts as management deems appropriate. The timing and actual number of shares repurchased will depend on a variety of factors including price, corporate and regulatory requirements, capital availability and other market conditions. The stock repurchase program does not have an expiration date and may be limited or terminated at any time without prior notice.

FY 11 FINANCIAL GUIDANCE

•	Net Revenue

Net Revenue Guidance by Quarter (all amounts in millions, except percentages)

	Q1 11	Q2 11	Q3 11	Q4 11	FY 11
	ACT	ACT	GUID	GUID	GUID
DTC Net Revenues	$344	$368	$390 - $400	$520 - $535	$1,622 - $1,647
Retail Net Revenues	$427	$447	$455 - $465	$720 - $730	$2,049 - $2,069
Total Net Revenues	$771	$815	$845 - $865	$1,240 - $1,265	$3,671 - $3,716
DTC % Growth vs. FY 10	12.5%	13.0%	10 - 13%	11 - 15%	12 - 13%
Retail % Growth vs. FY 10*	5.3%	0.9%	0 - 2%	0 - 1%	1 - 2%
Total % Growth vs. FY 10	7.4%	5.1%	4 - 6%	4 - 6%	5 - 6%
Comparable Brand Revenue Growth**	9.0%	6.5%	5.0 - 7.0%	5.5 - 7.5%	6.5 - 7.5%
Comparable Store Sales**	6.7%	1.4%	1.0 - 3.0%	1.0 - 3.0%	2.0 - 3.5%
LSF % Change	<4.3%>	<4.6%>	<3> - <4> %	<2> - <3> %	<2> - <3> %
Catalog Circ % Change	<1.7%>	<1.2%>	<8> - <9> %	<2> - 0%	<1> - <3> %

*	Retail % growth rates exclude FY 10 Williams-Sonoma Home retail net revenues of approximately $28 million that will not recur in FY 11. Including the Williams-Sonoma Home stores that were closed at the end of FY 10, retail % growth by quarter and FY 11 would be as follows: 3.6%, <0.7%>, <1> - 1%, <1> - 0%, and 0 - 1%, respectively.

**	See Exhibit 2 and the company’s 10-Q filing for the definition of comparable brand revenue growth and comparable stores.

•	Store Openings and Closings

Store Opening and Closing Guidance by Retail Concept

	Q4 10 ACT	Q2 YTD 11 ACT				Q3 11 GUID			FY 11 GUID
Retail Concept	Total	Reclass*	Open	Close	End	Open	Close	End	Reclass*	Open	Close	End
Williams-Sonoma	260	8	3	<3>	268	-	-	268	8	3	<13>**	258
Pottery Barn	193	10	7	<10>	200	1	-	201	10	8	<16>**	195
Pottery Barn Kids	85	-	1	<3>	83	1	-	84	-	2	<3>**	84
West Elm***	36	-	-	<1>	35	1	-	36	-	2	<2>	36
Outlets*	18	<18>	-	-	-	-	-	-	<18>	-	-	-
Total	592	-	11	<17>	586	3	-	589	-	15	<34>	573

*	Beginning in FY 11, Outlet stores have been reclassified into their respective brands.

**	FY 11 store closing numbers include 27 permanent store closures. FY 11 total store opening and closing numbers for Williams-Sonoma, Pottery Barn and Pottery Barn Kids include 1, 5 and 1 store(s), respectively, for temporary closure and re-opening due to remodeling. Total store opening numbers for Pottery Barn also include 1 store for FY 11 re-opening of a store closed in FY 10 for remodeling. Remodeled stores are defined as those stores temporarily closed and subsequently re-opened due to square footage expansion, store modification, or relocation.

***	Short-term “pop-up” stores, whose lease terms are typically less than one year, are not included in the totals above as they are not considered permanent stores.

•	Gross Margin

Gross Margin as a Percentage of Net Revenues for Q3 and Fiscal Year

	Q3		FY
	11 GUID	10 ACT	11 GUID	10 ACT
GAAP	38.3 - 38.5%	38.2%	39.5 - 39.7%	39.2%
Non-GAAP*	38.3 - 38.5%	38.2%	39.5 - 39.7%	39.2%

*	The non-GAAP gross margin percentages above exclude the impact of unusual business events of less than 10 basis points in Q3 10 and less than 10 basis points in FY 10 (see Note 3 in Exhibit 1).

•	Selling, General & Administrative Expenses

SG&A Expenses as a Percentage of Net Revenues for Q3 and Fiscal Year

	Q3		FY
	11 GUID	10 ACT	11 GUID	10 ACT
GAAP	30.9 - 31.1%	31.3%	29.3 - 29.5%	30.0%
Non-GAAP*	30.9 - 31.1%	30.9%	29.2 - 29.4%	29.4%

*	The non-GAAP SG&A percentages above exclude the impact of unusual business events of approximately 10 basis points in FY 11. The non-GAAP SG&A percentages above exclude the net impact of unusual business events of approximately 40 basis points in Q3 10 and 60 basis points in FY 10 (see Notes 1 through 4 in Exhibit 1).

•	Interest <Income>/Expense

Interest <Income>/Expense (in millions) for Q3 and Fiscal Year

	Q3		FY
	11 GUID	10 ACT	11 GUID	10 ACT
Interest <Income>/Expense	$0.0	$0.1	$0.0	$0.4

•	Income Taxes

❑

The income tax rate in FY 11 is projected to be in the range of 37% to 39%. This compares to an income tax rate in FY 10 of 38.0%. Throughout the year, we expect that there could be ongoing variability in our quarterly tax rates as taxable events occur and tax exposures are re-evaluated.

•	Diluted EPS

❑

See Exhibit 1 for quarterly and FY 11 diluted EPS guidance and a reconciliation of quarterly, FY 11 and FY 10 GAAP to non-GAAP diluted EPS, which includes and excludes the impact of unusual business events.

•	Working Capital and Cash Flow

Working Capital and Cash Flow Drivers (in millions) for Q3 and Fiscal Year

	Q3		FY
	11 GUID	10 ACT	11 GUID	10 ACT
Merchandise Inventories	$610 - $630	$586	$540 - $560	$513
Depreciation and Amortization	$33 - $34	$35	$134 - $136	$145
Amortization of DLI	$7 - $8	$8	$27 - $28	$37

❑	Capital spending in FY 11 is projected to be approximately $150 million, compared to capital spending of $62 million in FY 10.

CONFERENCE CALL AND WEBCAST INFORMATION

Williams-Sonoma, Inc. will host a live conference call today, August 23, 2011, at 7:00 A.M. (PT). The call, hosted by Laura Alber, President and Chief Executive Officer, will be open to the general public via a live webcast and can be accessed through the Internet at www.williams-sonomainc.com/webcast. A replay of the webcast will be available at www.williams-sonomainc.com/webcast.

SEC REGULATION G — NON-GAAP INFORMATION

This press release includes non-GAAP gross margin percentages, SG&A percentages, EBT, operating margin and diluted EPS. These non-GAAP financial measures exclude: the impact of an accelerated vesting charge associated with the retirement of our former CEO; the impact of exiting excess distribution capacity; and the impacts of asset impairment and early lease termination charges for underperforming retail stores. We have reconciled these non-GAAP financial measures with the most directly comparable GAAP financial measures in the text of this release and in Exhibit 1. We believe that these non-GAAP financial measures provide meaningful supplemental information for investors regarding the performance of our business and facilitate a meaningful evaluation of our quarterly and FY 11 diluted EPS actual results and guidance on a comparable basis with our quarterly and FY 10 results. Our management uses these non-GAAP financial measures in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter. These non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements that involve risks and uncertainties, as well as assumptions that, if they do not fully materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. Such forward-looking statements include statements relating to: our future financial guidance and results; our performance and our growth drivers; our key growth initiatives; our ability to continue to deliver leading results in the home furnishings category; our planned incremental investment to support our e-commerce, international and business development growth strategies; our expectations regarding capital spending; our stock repurchases; and the variability of our tax rates. The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include: accounting adjustments as we close our books for Q2 11; recent changes in general economic conditions, and the impact on consumer confidence and consumer spending; new interpretations of or changes to current accounting rules; our ability to anticipate consumer preferences and buying trends; dependence on timely introduction and customer acceptance of our merchandise; delays in store openings; competition from companies with concepts or products similar to ours; timely and effective sourcing of merchandise from our foreign and domestic vendors and delivery of merchandise through our supply chain to our stores and customers; effective inventory management; our ability to manage customer returns; successful catalog management, including timing, sizing and merchandising; uncertainties in Internet marketing, infrastructure and regulation; changes in consumer spending based on weather, political, competitive and other conditions beyond our control; multi-channel and multi-brand complexities; our ability to introduce new brands and brand extensions; dependence on external funding sources for operating capital; disruptions in the financial markets; our ability to control employment, occupancy and other operating costs; our ability to improve our systems and processes; changes to our information technology infrastructure; general political, economic and market conditions and events, including war, conflict or acts of terrorism; and other risks and uncertainties described more fully in our public announcements, reports to shareholders and other documents filed with or furnished to the SEC, including our Annual Report on Form 10-K for the fiscal year ended January 30, 2011, all subsequent quarterly reports on Form 10-Q and all subsequent current reports on Form 8-K. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements.

ABOUT WILLIAMS-SONOMA

Williams-Sonoma, Inc. is a specialty retailer of high-quality products for the home. These products representing six distinct merchandise strategies – Williams-Sonoma (cookware and wedding registry), Pottery Barn (furniture and bridal registry), Pottery Barn Kids (kid’s furniture and baby registry), PBteen (girls’ bedding and boys’ bedding), West Elm (modern furniture and room decor) and Williams-Sonoma Home (luxury furniture and cashmere throws) – are marketed through 586 stores, six direct mail catalogs and six e-commerce websites.

WILLIAMS-SONOMA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (UNAUDITED)

THIRTEEN WEEKS ENDED JULY 31, 2011 AND AUGUST 1, 2010

(DOLLARS AND SHARES IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	SECOND QUARTER
	2011		2010
	(13 Weeks)		(13 Weeks)
		% of		% of
	$	Revenues	$	Revenues
Direct-to-customer net revenues	$368,041	45.2%	$325,678	42.0%
Retail net revenues	446,709	54.8	449,876	58.0

Net revenues	814,750	100.0	775,554	100.0
Total cost of goods sold	506,029	62.1	488,827	63.0

Gross margin	308,721	37.9	286,727	37.0
Selling, general and administrative expenses	244,636	30.0	235,530	30.4

Earnings from operations	64,085	7.9	51,197	6.6
Interest expense, net	69	-	123	-

Earnings before income taxes	64,016	7.9	51,074	6.6
Income taxes	24,707	3.0	20,315	2.6

Net earnings	$39,309	4.8%	$30,759	4.0%

Earnings per share:
Basic	$0.38		$0.29
Diluted	$0.37		$0.28
Shares used in calculation of earnings per share:
Basic	104,467		107,668
Diluted	106,766		110,224

WILLIAMS-SONOMA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (UNAUDITED)

TWENTY-SIX WEEKS ENDED JULY 31, 2011 AND AUGUST 1, 2010

(DOLLARS AND SHARES IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	YEAR-TO-DATE
	2011		2010
	(26 Weeks)		(26 Weeks)
		% of		% of
	$	Revenues	$	Revenues
Direct-to-customer net revenues	$712,162	44.9%	$631,535	42.3%
Retail net revenues	873,413	55.1	861,656	57.7

Net revenues	1,585,575	100.0	1,493,191	100.0
Total cost of goods sold	980,971	61.9	935,906	62.7

Gross margin	604,604	38.1	557,285	37.3
Selling, general and administrative expenses	488,819	30.8	473,627	31.7

Earnings from operations	115,785	7.3	83,658	5.6
Interest expense, net	70	-	251	-

Earnings before income taxes	115,715	7.3	83,407	5.6
Income taxes	44,791	2.8	33,110	2.2

Net earnings	$70,924	4.5%	$50,297	3.4%

Earnings per share:
Basic	$0.68		$0.47
Diluted	$0.66		$0.46
Shares used in calculation of earnings per share:
Basic	104,795		107,370
Diluted	107,071		109,895

WILLIAMS-SONOMA, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(DOLLARS IN THOUSANDS)

	July 31, 2011	January 30, 2011	August 1, 2010
Assets
Current assets
Cash and cash equivalents	$424,634	$628,403	$404,037
Restricted cash	14,721	12,512	12,502
Accounts receivable, net	51,406	41,565	37,888
Merchandise inventories, net	556,628	513,381	518,623
Prepaid catalog expenses	41,663	36,825	41,798
Prepaid expenses	39,697	21,120	42,165
Deferred income taxes	85,690	85,612	92,241
Other assets	7,626	8,176	7,718

Total current assets	1,222,065	1,347,594	1,156,972
Property and equipment, net	735,129	730,556	771,635
Non-current deferred income taxes	32,381	32,646	52,129
Other assets, net	20,549	20,966	14,757

Total assets	$2,010,124	$2,131,762	$1,995,493

Liabilities and shareholders’ equity
Current liabilities
Accounts payable	$196,843	$227,963	$184,135
Accrued salaries, benefits and other	78,488	122,440	83,188
Customer deposits	191,889	192,450	190,347
Income taxes payable	13,190	41,997	17,507
Current portion of long-term debt	1,542	1,542	1,714
Other liabilities	25,731	25,324	25,279

Total current liabilities	507,683	611,716	502,170
Deferred rent and lease incentives	195,691	202,135	221,086
Long-term debt	7,064	7,130	7,197
Other long-term obligations	49,499	51,918	58,383

Total liabilities	759,937	872,899	788,836
Shareholders’ equity	1,250,187	1,258,863	1,206,657

Total liabilities and shareholders’ equity	$2,010,124	$2,131,762	$1,995,493

ADDITIONAL INFORMATION

	Store Count					Average Leased Square Footage Per Store
Retail Concept	May 1, 2011	Openings	Closings	July 31, 2011	August 1, 2010	July 31, 2011*	August 1, 2010
Williams-Sonoma	268	1	<1>	268	260	6,500	6,300
Pottery Barn	201	4	<5>	200	197	13,700	13,000
Pottery Barn Kids	85	1	<3>	83	85	8,200	8,100
West Elm	35	-	-	35	37	17,200	17,000
Williams-Sonoma Home	-	-	-	-	11	-	13,200
Outlets*	-	-	-	-	19	-	19,100

Total	589	6	<9>	586	609	9,800	9,900

	Total Store Square Footage
	May 1, 2011			July 31, 2011	August 1, 2010
Total store selling square footage	3,576,000			3,558,000	3,742,000
Total store leased square footage	5,805,000			5,767,000	6,047,000

* Beginning in FY 11, Outlet stores and their leased square footage have been reclassified into their respective brands.

WILLIAMS-SONOMA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

TWENTY-SIX WEEKS ENDED JULY 31, 2011 AND AUGUST 1, 2010

(DOLLARS IN THOUSANDS)

	YEAR-TO-DATE
	2011	2010
	(26 Weeks)	(26 Weeks)
Cash flows from operating activities
Net earnings	$70,924	$50,297
Adjustments to reconcile net earnings to net cash provided by (used in) operating activities:
Depreciation and amortization	65,899	73,882
(Gain)/loss on sale/disposal of assets	646	(2,033)
Impairment of assets	172	2,032
Amortization of deferred lease incentives	(13,999)	(19,709)
Deferred income taxes	(4,830)	(6,327)
Tax benefit from exercise of stock-based awards	5,865	8,011
Stock-based compensation expense	12,256	15,269
Changes in:
Accounts receivable	(9,048)	6,345
Merchandise inventories	(42,669)	(52,160)
Prepaid catalog expenses	(4,839)	(9,021)
Prepaid expenses and other assets	(17,262)	(17,952)
Accounts payable	(42,240)	(2,561)
Accrued salaries, benefits and other current and long-term liabilities	(46,523)	(18,710)
Customer deposits	(846)	(4,991)
Deferred rent and lease incentives	7,648	(743)
Income taxes payable	(28,885)	(30,740)

Net cash used in operating activities	(47,731)	(9,111)

Cash flows from investing activities:
Purchases of property and equipment	(62,525)	(30,889)
Restricted cash deposits	(2,209)	(12,502)
Proceeds from sale of assets	41	10,715
Other	(200)	-

Net cash used in investing activities	(64,893)	(32,676)

Cash flows from financing activities:
Repayments of long-term obligations	(66)	(1,348)
Net proceeds from exercise of stock-based awards	7,412	9,573
Tax withholdings related to stock-based awards	(8,181)	(11,024)
Excess tax benefit from exercise of stock-based awards	4,821	5,992
Payment of dividends	(33,617)	(27,023)
Repurchase of common stock	(62,496)	(44,306)
Other	(20)	-

Net cash used in financing activities	(92,147)	(68,136)

Effect of exchange rates on cash and cash equivalents	1,002	17
Net decrease in cash and cash equivalents	(203,769)	(109,906)
Cash and cash equivalents at beginning of period	628,403	513,943

Cash and cash equivalents at end of period	$424,634	$404,037

Exhibit 1

Reconciliation of FY 11 Guidance and FY 10 Actual GAAP to Non-GAAP

Diluted Earnings Per Share*

(Totals Rounded to the Nearest Cent Per Diluted Share)

	Q1 11 ACT	Q2 11 ACT	Q3 11 GUID	Q4 11 GUID	Weighted Share Effect***	FY 11 GUID**
2011 GAAP Diluted EPS**	$0.29	$0.37	$0.36 - $0.39	$1.15 - $1.20	<$0.02>	$2.16 - $2.21
Impact of Asset Impairment and Early Lease Termination Charges for Underperforming Retail Stores (Note 1)	$0.01	$0.00	-	-	-	$0.01
Subtotal of Unusual Business Events*	$0.01	$0.00	-	-	-	$0.01
2011 Non-GAAP Diluted EPS Excluding Unusual Business Events (Note 5)**	$0.30	$0.37	$0.36 - $0.39	$1.15 - $1.20	<$0.02>	$2.17 - $2.22

	Q1 10 ACT	Q2 10 ACT	Q3 10 ACT	Q4 10 ACT	Weighted Share Effect***	FY 10 ACT**
2010 GAAP Diluted EPS	$0.18	$0.28	$0.34	$1.05	<$0.02>	$1.83
Impact of Accelerated Vesting Charge for CEO Retirement (Note 2)*	$0.02	$0.01	-	-	-	$0.02
Impact of Asset Impairment and Early Lease Termination Charges for Underperforming Retail Stores (Note 3)	$0.03	$0.02	$0.02	$0.02	$0.01	$0.10
Impact of Exiting Excess Distribution Capacity (Note 4)	-	<$0.00>	-	-	-	<$0.00>
Subtotal of Unusual Business Events*	$0.05	$0.03	$0.02	$0.02	-	$0.12
2010 Non-GAAP Diluted EPS Excluding Unusual Business Events (Note 5)*	$0.23	$0.31	$0.35	$1.08	<$0.02>	$1.95

*	Due to rounding to the nearest cent per diluted share, totals may not equal the sum of the line items in the table above.

**	Quarterly diluted EPS guidance amounts will vary within the ranges above. Additionally, due to quarterly rounding to the nearest cent per diluted share, the sum of the quarters at the end of any quarter may not equal the year-to-date total.

***	Due to the differences between quarterly share counts and the year-to-date weighted average share count calculations and the effect of quarterly rounding to the nearest cent per diluted share, the year-to-date calculation of GAAP and non-GAAP diluted EPS may not equal the sum of the quarters.

Note 1:	Asset Impairment and Early Lease Termination Charges for Underperforming Retail Stores (FY 11) – During Q1 11, we incurred charges associated with asset impairment and early lease terminations of approximately $0.01 per diluted share or approximately 20 basis points of SG&A expenses within the retail segment. During Q2 11, we incurred charges associated with early lease terminations of approximately $0.00 per diluted share or less than 10 basis points of SG&A expenses and less than a 10 basis point impact to gross margin within the retail segment. We anticipate these charges will result in an impact to SG&A expenses of approximately 10 basis points for FY 11.

Note 2:	Impact of Accelerated Vesting Charge Associated with CEO Retirement – On January 26, 2010, we announced the retirement of the company’s former CEO and an associated retirement charge of approximately $0.025 per diluted share. During Q1 10 and Q2 10, these charges resulted in an impact of approximately $0.02 and $0.01 per diluted share, respectively, or approximately 50 and 10 basis points of SG&A expenses, respectively, within the unallocated segment. Due to the effect of quarterly rounding to the nearest cent per diluted share, there was an impact of $0.02 per diluted share, or 10 basis points of SG&A expenses, for FY 10.

Note 3:	Asset Impairment and Early Lease Termination Charges for Underperforming Retail Stores (FY 10) – During Q1 10, we incurred charges associated with asset impairment and early lease terminations of approximately $0.03 per diluted share, or approximately 80 basis points within SG&A expenses and an approximate 10 basis point impact to gross margin. During Q2 10, we incurred charges of approximately $0.02 per diluted share, or approximately 50 basis points within SG&A expenses and less than a 10 basis point impact to gross margin. During Q3 10, we incurred charges of approximately $0.02 per diluted share, or approximately 40 basis points within SG&A expenses and less than a 10 basis point impact to gross margin. For Q4 10, we incurred additional charges of approximately $0.02 per diluted share, or approximately 30 basis points within SG&A expenses and less than a 10 basis point impact to gross margin. For FY 10, we incurred total charges of approximately $0.10 per diluted share, or approximately 50 basis points within SG&A expenses and less than a 10 basis point impact to gross margin. All of these charges were recorded within the retail segment.

Note 4:	Impact of Exiting Excess Distribution Capacity – During Q2 10, we recorded a credit of $0.4 million in SG&A within the unallocated segment against previous charges recorded in FY 09 associated with the early exit of excess distribution capacity. This benefit was less than $0.01 per diluted share and less than 10 basis points of SG&A expenses in both Q2 10 and FY 10.

Note 5:	SEC Regulation G – Non-GAAP Information – This table includes one non-GAAP financial measure, Diluted EPS Excluding Unusual Business Events. We believe that this non-GAAP financial measure provides meaningful supplemental information for investors regarding the performance of our business and facilitates a meaningful evaluation of our quarterly and FY 11 diluted EPS actual results and guidance on a comparable basis with our quarterly and FY 10 results. Our management uses this non-GAAP financial measure in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter. This non-GAAP financial measure should be considered as a supplement to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

Exhibit 2

Quarterly Comparable Brand Revenue Growth History by Concept*

FY 2010 – FY 2006

FY 2010	Q1 10	Q2 10	Q2 YTD 10	Q3 10	Q4 10	FY 10
Pottery Barn	23.7%	19.1%	21.2%	16.1%	13.7%	17.7%
Williams-Sonoma	7.2%	6.6%	6.8%	2.3%	4.8%	5.0%
Pottery Barn Kids	24.3%	24.9%	24.6%	11.7%	9.7%	16.4%
West Elm	10.1%	19.0%	14.7%	23.6%	29.3%	20.8%
PBteen	21.7%	22.0%	21.8%	17.1%	23.4%	21.1%
Total	18.1%	16.5%	17.3%	12.5%	10.9%	13.9%

FY 2009	Q1 09	Q2 09	Q2 YTD 09	Q3 09	Q4 09	FY 09
Pottery Barn	<27.9%>	<20.7%>	<24.3%>	<2.7%>	8.1%	<11.1%>
Williams-Sonoma	<14.1%>	<11.6%>	<12.8%>	<3.7%>	5.9%	<3.2%>
Pottery Barn Kids	<27.7%>	<25.8%>	<26.7%>	<5.2%>	9.4%	<12.0%>
West Elm	<29.4%>	<30.9%>	<30.2%>	<19.7%>	<4.3%>	<21.7%>
PBteen	<16.8%>	<22.4%>	<19.9%>	<0.7%>	17.6%	<4.7%>
Total	<24.3%>	<20.1%>	<22.1%>	<4.6%>	7.2%	<9.3%>

FY 2008	Q1 08	Q2 08	Q2 YTD 08	Q3 08	Q4 08	FY 08
Pottery Barn	<9.6%>	<14.0%>	<11.9%>	<26.5%>	<31.9%>	<21.4%>
Williams-Sonoma	<3.5%>	<3.0%>	<3.2%>	<10.8%>	<16.2%>	<10.4%>
Pottery Barn Kids	<11.5%>	<10.5%>	<11.0%>	<17.0%>	<23.5%>	<16.1%>
West Elm	1.9%	1.3%	1.6%	<12.6%>	<22.0%>	<8.2%>
PBteen	29.4%	25.1%	27.0%	<2.4%>	<14.5%>	4.8%
Total	<6.4%>	<8.2%>	<7.3%>	<19.2%>	<23.9%>	<15.6%>

FY 2007	Q1 07	Q2 07	Q2 YTD 07	Q3 07	Q4 07	FY 07
Pottery Barn	0.3%	1.6%	0.9%	0.6%	<0.7%>	0.3%
Williams-Sonoma	0.5%	3.3%	1.9%	2.1%	2.5%	2.2%
Pottery Barn Kids	0.1%	<3.5%>	<1.7%>	0.7%	<2.6%>	<1.4%>
West Elm	19.6%	24.1%	21.9%	17.8%	4.4%	15.3%
PBteen	19.8%	17.7%	18.6%	26.7%	30.8%	24.9%
Total	1.8%	2.8%	2.3%	3.0%	1.5%	2.2%

FY 2006	Q1 06	Q2 06	Q2 YTD 06	Q3 06	Q4 06	FY 06
Pottery Barn	4.6%	1.0%	2.7%	<3.1%>	<2.4%>	<0.3%>
Williams-Sonoma	3.5%	2.3%	2.8%	3.9%	4.3%	3.7%
Pottery Barn Kids	11.4%	14.2%	12.8%	7.6%	4.4%	9.0%
West Elm	20.0%	12.7%	16.1%	10.1%	11.2%	13.0%
PBteen	15.1%	18.2%	16.8%	14.1%	12.2%	14.5%
Total	6.3%	4.3%	5.3%	1.4%	1.8%	3.2%

*	Comparable Brand Revenue Growth includes both comparable store net revenues and total direct-to-customer net revenues. Outlet comparable store net revenues are included in their respective brands. See the company’s 10-K and 10-Q filings for the definition of comparable stores.